UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2016, NewStar Capital LLC (“NewStar Capital”), a wholly owned subsidiary of NewStar Financial, Inc. (the “Company”) completed a $409.8 million broadly syndicated loan securitization. The notes offered in the collateralized loan obligation (the “Notes”) were issued by Arch Street CLO, Ltd., an exempted company incorporated under the laws of the Cayman Islands, and (with the exception of the Class E and F notes) by Arch Street CLO, LLC, a Delaware limited liability company (each a subsidiary of NewStar Capital and collectively, “Arch Street”). The Notes are backed by a diversified portfolio of broadly syndicated loans purchased and serviced by the Company. Investors purchased approximately $370.3 million of the asset-backed Notes, representing approximately 90.4% of the total capitalization of Arch Street. The Company retained all of the Class F notes and subordinated notes which together totaled approximately $39.5 million, representing approximately 9.6% of the total capitalization of Arch Street. The blended pricing of the variable rate Notes was approximately LIBOR plus 2.4% at closing. The reinvestment period is expected to end in October 2020 and the Notes are scheduled to mature in October 2028.

The amount, ratings and LIBOR spread of the Notes are:

	Amount	LIBOR coupon	Assumed Weighted
Class	($ in millions)	(percentage)	Average Life
X	$2.50	1.25	0.60
A	$256.00	1.65	5.47
B	$48.00	2.24	7.25
C	$20.00	3.00	7.95
D	$22.75	4.20	8.45
E	$21.00	6.95	9.05
F	$5.50	8.60	9.35

In connection with the completion of the broadly syndicated loan securitization, NewStar Capital, as collateral manager, entered into a Collateral Management Agreement dated as of September 15, 2016, with Arch Street, as Issuer. In addition, Arch Street entered into an Indenture, dated as of September 15, 2016, with U.S. Bank National Association, as trustee. The Collateral Management Agreement and the Indenture require NewStar Capital and Arch Street to comply with various covenants and contain events of default and collateral manager termination events, which are subject to certain materiality thresholds and grace and cure periods, customary for securitizations of this type.

Proceeds from the offering of the Notes were used to pay down in full outstanding amounts under the Company’s warehouse facility with Credit Suisse, under the Note Purchase Agreement dated March 28, 2016 among NewStar Capital as portfolio manager, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Arch Street CLO Ltd., U.S. Bank National Association, as warehouse collateral administrator and trustee, and the junior noteholders party thereto and to purchase additional collateral loan obligations.

The Collateral Management Agreement and the Indenture are filed with this report as Exhibits 10.1 and 4.1, respectively, and the foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which are incorporated herein by reference. On September 21, 2016, the Company issued a press release announcing the completion of the broadly syndicated loan securitization. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Notes were only sold to (i) non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) persons that are (A) qualified purchasers (as such term is defined in the Investment Company Act of 1940 and related regulations) and qualified institutional buyers (as defined in Rule 144A promulgated under the Securities Act) or (B) solely in the case of subordinated notes issued in certificated form, (1) institutional accredited investors (as defined in Regulation D promulgated under the Securities Act) that are qualified purchasers or entities owned exclusively by qualified purchasers or (2) accredited investors that are knowledgeable employees (as defined in Rule 3c-5 promulgated under the Investment

Company Act) or entities owned exclusively by accredited investors that are knowledgeable employees. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture by and between Arch Street CLO, LTD., as Issuer, Arch Street CLO, LLC., as Co-Issuer, and U.S. Bank National Association, as Trustee, dated as of September 15, 2016.

10.1	Collateral Management Agreement by and between Arch Street CLO, LTD., as Issuer, and NewStar Capital LLC, as Collateral Manager, dated as of September 15, 2016.
99.1	Press Release of NewStar Financial, Inc. dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: September 21, 2016	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture by and between Arch Street CLO, LTD., as Issuer, Arch Street CLO, LLC., as Co-Issuer, and U.S. Bank National Association, as Trustee, dated as of September 15, 2016.

10.1	Collateral Management Agreement by and between Arch Street CLO, LTD., as Issuer, and NewStar Capital LLC, as Collateral Manager, dated as of September 15, 2016.
99.1	Press Release of NewStar Financial, Inc. dated September 21, 2016.